[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
        Exhibit 10.2

SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Second Amendment to the Collaboration and License Agreement (the “Amendment”) is entered into as of May 7, 2019 (the “Amendment Effective Date”) by and between Exelixis, Inc., a Delaware company having an address at 1851 Harbor Bay Parkway, Alameda, CA, 94502, USA (“Exelixis”) and Takeda Pharmaceutical Company Limited, a Japanese corporation with principal offices located at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, JAPAN (“Collaborator”). Exelixis and Collaborator may be referred to herein individually as a “Party” or collectively as the “Parties”.
Recitals
Whereas, Exelixis and Collaborator are parties to the Collaboration and License Agreement dated January 30, 2017, as amended on March 22, 2018 (the “License Agreement”), under which the Parties have been collaborating on the development and commercialization of cabozantinib in Japan; and
Whereas, the Parties desire to enter into this Amendment to modify certain reimbursement obligations and certain milestone payments payable under the License Agreement on the terms and conditions set forth below.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Regulatory Activities
1.1Section 5.5(c) of the License Agreement is hereby deleted in its entirety and replaced with the following:
(c)    PV Costs. As between the Parties, Exelixis shall be responsible for the cost and expense incurred by Exelixis for establishing and maintaining such global safety database and the preparation of periodic aggregate safety reports that are specifically directed (or reasonably allocable) to the Product (the “PV Costs”) prior to [ * ]. For the period of time commencing upon [ * ] until [ * ], Exelixis shall be responsible for [ * ] of PV Costs and Collaborator shall be responsible for [ * ] of PV Costs. Thereafter, Exelixis shall be responsible for [ * ] of PV Costs and Collaborator shall be responsible for [ * ] of PV Costs; provided, however, that in no event shall Collaborator be responsible for more than one million U.S. dollars ($1,000,000) in PV Costs in any Calendar Year during such period of time.
2.Financial Provisions
2.1Development Milestone Payments. The milestone table in Section 8.3(a) of the License Agreement is hereby deleted in its entirety and replaced with the following:

Milestone Event	Milestone Payments
	For HCC (2nd line)	For RCC (2nd line)	For RCC (1st line) as a combination therapy (including, for clarity, the Takeda 9ER Trial Opt-In)	For RCC (1st line) as a single agent	Tier 1 Indications	Tier 2 Indications	Tier 3 Indications: Clinical Trial sponsored by Collaborator or its Affiliate	Tier 3 Indications: Investigator-Initiated Clinical Trial
Milestone #1: Upon [ * ] the first Phase 3 Clinical Trial for the Product in Collaborator Territory	[ * ]	[ * ]	$[ * ]	[ * ]	$[ * ]	$[ * ]	$[ * ]	[ * ]
Milestone #2: Upon filing the first MAA for the Product in Collaborator Territory	$10 million	$16 million	$10 million	[ * ]	$[ * ]	$[ * ]	[ * ]	$[ * ]
Milestone #3: Upon First Commercial Sale for the Product in the relevant indication in Collaborator Territory	$15 million	$[ * ]	$20 million	$[ * ]	$[ * ]	$[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.2Cumulative Net Sales Milestones. The milestone table in Section 8.4(c) of the License Agreement is hereby deleted in its entirety and replaced with the following:

Cumulative Net Sales of all Products in the Collaborator Territory	Cumulative Net Sales Milestone Payments
Exceed $[ * ]	$[ * ]
Exceed $[ * ]	$[ * ]

3.General Provisions
3.1Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the License Agreement, as in effect on the Amendment Effective Date, shall remain in full force and effect.
3.2Entire Agreement. The License Agreement as modified by this Amendment is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to its subject matter. They supersede all prior and contemporaneous agreements and communications, whether written or oral, of the Parties regarding this subject matter.
3.3Severability. If, for any reason, any part of this Amendment is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Amendment. All remaining portions shall remain in full force and effect as if the original Amendment had been executed without the invalidated, unenforceable, or illegal part.
3.4Counterparts; Electronic or Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
{Signature Page Follows}
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

    In Witness Whereof, the Parties hereto have caused this Second Amendment to be executed and entered into by their duly authorized representatives as of the Amendment Effective Date.

Exelixis, Inc. By: /s/ Michael M. Morrissey, Ph.D.____ Name: Michael M. Morrissey, Ph.D. Title: President and Chief Executive Officer	Takeda Pharmaceutical Company Limited By: /s/ Tsudoi Miyoshi_______________ Name: Tsudoi Miyoshi Title: Head of Japan Oncology Business Unit

{Signature Page to the Second Amendment to the Collaboration and License Agreement}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.